CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated January 28, 1998 with respect to Aid Association for Lutherans and the incorporation by reference of our report dated January 28, 1998, with respect to AAL Variable Annuity Account I, in this Post-Effective Amendment No. 5 to Form N-4 Registration Statement under the
Securities Act of 1993 (No. 33-82054) and this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (No. 811-8660) and related Prospectus of AAL Variable Annuity Account I dated March 1, 1998.

                                                     Ernst & Young LLP
                                                     ---------------------------
                                                     /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 27, 1998